Third Quarter 2018 Earnings Presentation Exhibit 99.2

Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This presentation may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance. These statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues”, “anticipates,” “intends,” “projects,” “estimates,” “potential”, “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward looking statements include the foregoing. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other factors are discussed in Allegiance's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance's website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this presentation speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. GAAP Reconciliation of Non-GAAP Financial Measures Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. A reconciliation of the non-GAAP financial measures is included on page 10 of the earnings release issued concurrently herewith.

Holding company for Allegiance Bank based in Houston, Texas Headquartered in Houston, Texas NASDAQ Ticker: ABTX 16 full service banking locations and one loan production office within the Houston MSA Super-community banking model Two acquisitions completed: 2013: Independence Bank with $222.1 million in total assets 2015: Enterprise Bank (F&M Bancshares, Inc.) with $569.7 million in total assets Closed acquisition of Post Oak Bank, N.A. (Post Oak Bancshares, Inc.) on October 1, 2018 Allegiance Bancshares, Inc. Branch Map Summary Financials Company Overview _____________________ *Annualized as of 3Q 2018

Our Super-community Banking Strategy High Net Interest Margin Strong Credit Quality Centralized Credit Administration Focus on Small and Medium-Sized Owner-Operated Businesses Full-Service Bank Locations Favorable Loan Yields and Deposit Relationships Effective Centralized Operations Scalable Platform Experienced Central Operations Staff Enhanced Efficiency and Profitability Extraordinary Customer Experience Responsive Decision-Making by Empowered Lenders Strategy Structure Results

Highlights – Third Quarter 2018 Record earnings of $8.9 million and diluted earnings per share of $0.65 for the third quarter 2018 compared to $3.0 million and $0.22 per diluted share earned for the third quarter 2017 Completed the acquisition of Post Oak on October 1, 2018 with an anticipated operational integration during the first quarter of 2019 Net interest income increased 3.8% to $28.0 million for the third quarter 2018 compared to $27.0 million for the third quarter 2017 Core loan growth of $274.1 million, or 14.7%, year over year to $2.39 billion for the third quarter 2018 compared to $2.12 billion for the third quarter 2017 Deposit growth of $147.2 million, or 6.4%, year over year to $2.43 billion for the third quarter 2018 compared to $2.29 billion for the third quarter ended 2017 Assets of $3.04 billion, loans of $2.44 billion, deposits of $2.43 billion and shareholder's equity of $328.1 million at September 30, 2018 Houston Business Journal 2018 Best Places to Work for the sixth consecutive year

Historical Growth Total Loans ($ in millions) Total Assets Total Equity ($ in millions) Total Deposits ($ in millions) ($ in millions)

Net Income Growth * ($ in thousands) _____________________ (1) Includes a one-time gain from sale of branches of $1.3 million (after-tax) 2010 – 2017 CAGR: 43.6% (1)

Diluted EPS Growth * _____________________ (1) Includes a one-time gain from sale of branches of $1.3 million (after-tax). 2010 – 2017 CAGR: 18.2% (1)

Net Interest Income and Margin ($ in thousands) _____________________ (1) Annualized 2010 – 2017 CAGR: 37.4% (1) (1)

Performance Metrics ROAA Efficiency _____________________ (1) Includes a one-time gain from sale of branches of $1.3 million (after-tax) (2) Annualized Noninterest Expense / Average Assets (2) (2) (2) ROATCE (1) (2) (2) (2) (1)

Loan Portfolio Composition Loan Portfolio (as of September 30, 2018) ($ in millions) CRE Construction by Property Type CRE (incl. multi-family) by Property Type Approximately 53.0% of CRE is owner occupied

Strong Credit Quality Net Charge-offs / Average Loans Nonperforming Loans / Total Loans Allowance / Nonperforming Loans Allowance / Total Loans _____________________ (1) Annualized (1)

Deposit Growth and Composition Deposit Composition ($ in millions) Deposit Growth (as of September 30, 2018)